Exhibit 10.1

PROMISSORY NOTE THIRD EXTENSION AGREEMENT

This Promissory Note Third Extension Agreement, hereinafter referred to as “Third Extension Agreement”, entered into this Twenty Fourth day of October, 2012, by and among GLOBALWISE INVESTMENT, INC. hereinafter called “Maker” and Ramon M. Shealy, hereinafter called “Lender”.

WHEREAS, Maker and Lender have entered into a Promissory Note dated March 29, 2012 for the amount of Two Hundred Thirty Eight thousand Dollars ($238,000), hereinafter referred to as “Note”. Said Note was originally due ninety days from its issuance. An extension on said Note was executed on June 27, 2012 for an additional sixty days to August 27, 2012. An extension of said Note was executed for the second time on August 27, 2012 for an additional sixty days to October 25, 2012.

WHEREAS, Maker and Lender desire to enter into this Third Extension Agreement in order to extend the due date of the Note an additional thirty days to November 24, 2012.

NOW, THEREFORE, it is dually agreed by both Maker and Lender to extend the due date of the Note to November 24, 2012.

All other provisions of the original Promissory Note shall prevail unless otherwise written.

IN WITNESS WHEREOF, the undersigned Maker and Lender has duly executed this Third Extension Agreement extending the due date of the Note as of the day and year above first written.

GLOBALWISE INVESTMENT, INC.

By:	/s/ William J. Santiago
William J. Santiago
President & CEO

RAMON M. SHEALY

By:	/s/ Ramon M. Shealy